Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Corvus Pharmaceuticals, Inc. of our report dated March 9, 2020 relating to the financial statements which appears in Corvus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 9, 2020